UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 1, 2013

United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia  30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

As previously disclosed by United Community Banks, Inc. (the “Company”) on its Form 8-K filed October 22, 2012, the Audit Committee of the Board of Directors (the “Audit Committee”) approved the engagement of PricewaterhouseCoopers LLP (“PwC”) on October 18, 2012 as the Company’s independent registered public accounting firm for the year ending December 31, 2013. In connection with the selection of PwC, also on October 18, 2012, the Audit Committee informed Porter Keadle Moore, LLC (“PKM”) that it would be dismissed as the Company’s independent registered public accounting firm upon the completion of its audit for the year ending December 31, 2012.

This Form 8-K/A further amends the Form 8-K filed by the Company on October 22, 2012, to confirm that, upon PKM’s delivery of its Report of Independent Registered Public Accounting Firm, dated March 1, 2013, in connection with the Company’s filing of its Annual Report on Form 10-K, PKM concluded the 2012 fiscal year-end audit for the Company and completed its engagement.

The audit reports of PKM on the Company’s consolidated financial statements for the years ended December 31, 2012, 2011 and 2010, did not contain an adverse opinion or disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2012, 2011 and 2010, and through March 1, 2013, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with PKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PKM, would have caused PKM to make reference to the subject matter of the disagreement in its report on the consolidated financial statements for such year.

During the years ended December 31, 2012, 2011 and 2010, and through March 1, 2013, there was one “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, relating to a disclosure of a material weakness in internal control over financial reporting. On February 10, 2012, the Company filed an amended Annual Report on Form 10-K for the year ended December 31, 2010 and amended Quarterly Reports on Form 10-Q for the first three quarters of 2011 to  reflect its decision to establish a full deferred tax asset valuation allowance as of December 31, 2010. The correction and the corresponding restatements resulted in management’s determination that a material weakness existed with respect to the internal controls over financial reporting being designed and in place to ensure valuation of the net deferred tax asset was in accordance with U.S. generally accepted accounting principles. This deficiency was a material weakness in the Company’s internal control over financial reporting as of December 31, 2011 because it had not been remediated as of that date. Management remediated the material weakness prior to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. The Company has authorized PKM to respond fully to inquiries of the Company’s new independent registered public accountants concerning the subject matter of the material weakness. Other than the matters associated with the material weakness, there were no other “reportable events,” as defined in Regulation S-K during such period.

The Company furnished a copy of the above disclosure to PKM and requested that PKM provide a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of the letter from PKM, dated March 1, 2013, is filed as Exhibit 16.1 to this Form 8-K/A.

During the years ended December 31, 2012, 2011 and 2010, and through March 1, 2013, neither the Company nor anyone on its behalf has consulted with PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither written nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined by Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description
16.1	Letter from PKM to the Securities and Exchange Commission dated March 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:           /s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
Chief Financial Officer

Date:  March 1, 2013